EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K into the Company's previously filed registration statements (33-56866) on Form S-8.




ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 14, 1997
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